Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS SECOND QUARTER 2025 RESULTS

DOWNERS GROVE, Ill., July 24, 2025 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the second quarter ended June 30, 2025. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in millions, except per share data)	2025	2024	% Change*	2025	2024	% Change*
U.S. GAAP
Revenue	$2,050	$1,949	5%	$3,916	$3,833	2%
Earnings from continuing operations	280	247	14%	519	849	(39)%
Diluted EPS from continuing operations	2.03	1.78	14%	3.76	6.10	(38)%

Non-GAAP
Organic revenue change			1%			1%
Adjusted earnings from continuing operations [1]	337	291	16%	620	532	17%
Adjusted diluted EPS from continuing operations	2.44	2.10	16%	4.49	3.82	18%
1 Q2 and year-to-date 2025 and 2024 adjusted earnings from continuing operations exclude after-tax purchase accounting expenses, restructuring and other costs and (gain) loss on dispositions.
* Change may be impacted by rounding.

For the quarter ended June 30, 2025, Dover generated revenue of $2.0 billion, an increase of 5% (+1% organic). GAAP earnings from continuing operations of $280 million increased 14%, and GAAP diluted EPS from continuing operations of $2.03 was up 14%. On an adjusted basis, earnings from continuing operations of $337 million were up 16% and adjusted diluted EPS from continuing operations of $2.44 was up 16%.

For the six months ended June 30, 2025, Dover generated revenue of $3.9 billion, an increase of 2% (+1% organic). GAAP earnings from continuing operations of $519 million decreased by 39%, and GAAP diluted EPS from continuing operations of $3.76 was down 38%, both principally due to the gain on the disposition of De-Sta-Co in the comparable period of the prior year. On an adjusted basis, earnings from continuing operations of $620 million increased 17%, and adjusted diluted EPS from continuing operations of $4.49 was up 18%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "Dover’s second quarter results were solid, driven by excellent production performance and execution in the face of a highly dynamic global trading environment.

"Top line performance accelerated in the quarter on broad-based shipment growth in short cycle components and continued strength in our secular-growth-exposed end markets. Order trends continued to post positive momentum in the quarter, bolstering our confidence in the second half outlook with a majority of our third quarter revenue already in the backlog. Margin performance in the quarter was exemplary with a record consolidated segment margin, a result of prior portfolio actions, positive mix impact from our growth platforms, and our rigorous cost containment and productivity actions.

"Our solid operational results were complemented by ongoing capital deployment actions. We continue to invest in high-ROI organic capital projects, including productivity and capacity expansions as well as targeted footprint optimization. During the quarter we also completed two acquisitions of attractive, fast-growing assets within our high-priority Pumps & Process Solutions segment. Our balance sheet strength remains an advantage that provides flexibility as we pursue value-creating capital deployment to further expand our businesses in high growth, high margin areas.

"We are approaching the second half of 2025 constructively. Despite some macroeconomic noise, underlying end market demand is healthy and is supported by our sustained order rates. As a result of our first half performance, we are increasing our full year adjusted EPS guidance from $9.20-$9.40 to $9.35-$9.55."

FULL YEAR 2025 GUIDANCE:

In 2025, Dover expects to generate GAAP EPS from continuing operations in the range of $8.00 to $8.20 (adjusted EPS from continuing operations of $9.35 to $9.55), based on full year revenue growth of 4% to 6%.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its second quarter results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, July 24, 2025. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 70 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages; inflation in material input costs and freight logistics; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; changes in law, including the effect of tax laws and developments with respect to trade policy and tariffs; our ability to identify, consummate and successfully integrate and realize synergies from newly acquired businesses; acquisition valuation levels; the impact of interest rate and currency exchange rate fluctuations; capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions; our ability to effectively deploy capital resulting from dispositions; our ability to derive expected benefits from restructurings, productivity initiatives and other cost reduction actions; the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and our ability to capture and protect intellectual property rights. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - SECOND QUARTER 2025

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$2,049,592	$1,948,782	$3,915,651	$3,832,501
Cost of goods and services	1,231,330	1,196,259	2,351,889	2,382,791
Gross profit	818,262	752,523	1,563,762	1,449,710
Selling, general and administrative expenses	463,665	429,055	912,856	872,036
Operating earnings	354,597	323,468	650,906	577,674
Interest expense	26,791	32,374	54,399	68,739
Interest income	(17,935)	(4,081)	(38,189)	(8,837)
(Gain) loss on dispositions	(2,176)	663	(4,644)	(529,280)
Other income, net	(4,180)	(12,845)	(8,138)	(19,984)
Earnings before provision for income taxes	352,097	307,357	647,478	1,067,036
Provision for income taxes	71,967	60,770	128,107	218,347
Earnings from continuing operations	280,130	246,587	519,371	848,689
(Loss) earnings from discontinued operations, net	(1,066)	35,235	(9,486)	65,354
Net earnings	$279,064	$281,822	$509,885	$914,043

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
Basic (loss) earnings per share:
Continuing operations	$1.74	$2.04	$3.78	$4.33	$1.79	$6.14	$2.28	$1.74	$10.16
Discontinued operations	$(0.06)	$(0.01)	$(0.07)	$0.22	$0.26	$0.47	$0.25	$8.73	$9.42
Net earnings	$1.68	$2.03	$3.71	$4.55	$2.05	$6.61	$2.53	$10.47	$19.58

Diluted (loss) earnings per share:
Continuing operations	$1.73	$2.03	$3.76	$4.30	$1.78	$6.10	$2.26	$1.72	$10.09
Discontinued operations	$(0.06)	$(0.01)	$(0.07)	$0.22	$0.25	$0.47	$0.25	$8.66	$9.35
Net earnings	$1.67	$2.02	$3.69	$4.52	$2.04	$6.57	$2.51	$10.38	$19.45

Net (loss) earnings and weighted average shares used in calculated (loss) earnings per share amounts are as follows:
Continuing operations	$239,241	$280,130	$519,371	$602,102	$246,587	$848,689	$312,896	$238,383	$1,399,968
Discontinued operations	(8,420)	(1,066)	(9,486)	30,119	35,235	65,354	34,204	1,197,600	1,297,158
Net earnings	$230,821	$279,064	$509,885	$632,221	$281,822	$914,043	$347,100	$1,435,983	$2,697,126

Weighted average shares outstanding:
Basic	137,267	137,226	137,261	139,051	137,443	138,247	137,251	137,205	137,735
Diluted	138,260	137,974	138,132	139,869	138,404	139,136	138,223	138,298	138,696

Dividends paid per common share	$0.515	$0.515	$1.03	$0.51	$0.51	$1.02	$0.515	$0.515	$2.05

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
REVENUE
Engineered Products	$254,646	$275,944	$530,590	$332,820	$285,297	$618,117	$296,117	$288,223	$1,202,457
Clean Energy & Fueling	491,148	546,097	1,037,245	445,053	463,014	908,067	500,685	528,032	1,936,784
Imaging & Identification	280,090	292,009	572,099	276,806	287,593	564,399	283,966	288,800	1,137,165
Pumps & Process Solutions	493,573	520,554	1,014,127	465,729	477,239	942,968	472,463	479,135	1,894,566
Climate & Sustainability Technologies	347,888	416,151	764,039	364,292	436,706	800,998	431,127	347,524	1,579,649
Intersegment eliminations	(1,286)	(1,163)	(2,449)	(981)	(1,067)	(2,048)	(816)	(1,848)	(4,712)
Total consolidated revenue	$1,866,059	$2,049,592	$3,915,651	$1,883,719	$1,948,782	$3,832,501	$1,983,542	$1,929,866	$7,745,909

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$44,114	$53,511	$97,625	$62,532	$52,095	$114,627	$56,621	$59,989	$231,237
Clean Energy & Fueling	85,644	107,771	193,415	69,675	87,536	157,211	99,536	103,246	359,993
Imaging & Identification	77,575	76,937	154,512	69,959	75,786	145,745	77,247	78,715	301,707
Pumps & Process Solutions	151,275	159,504	310,779	118,737	137,217	255,954	138,277	142,375	536,606
Climate & Sustainability Technologies	52,119	77,262	129,381	50,759	79,127	129,886	76,015	44,974	250,875
Total segment earnings	410,727	474,985	885,712	371,662	431,761	803,423	447,696	429,299	1,680,418
Purchase accounting expenses [1]	49,104	51,123	100,227	44,187	44,332	88,519	48,356	49,366	186,241
Restructuring and other costs [2]	9,397	23,210	32,607	23,971	11,590	35,561	16,581	32,841	84,983
(Gain) loss on dispositions [3]	(2,468)	(2,176)	(4,644)	(529,943)	663	(529,280)	(68,633)	115	(597,798)
Corporate expense / other [4]	51,959	41,875	93,834	42,159	39,526	81,685	36,110	38,168	155,963
Interest expense	27,608	26,791	54,399	36,365	32,374	68,739	34,128	28,304	131,171
Interest income	(20,254)	(17,935)	(38,189)	(4,756)	(4,081)	(8,837)	(5,176)	(23,145)	(37,158)
Earnings before provision for income taxes	295,381	352,097	647,478	759,679	307,357	1,067,036	386,330	303,650	1,757,016
Provision for income taxes	56,140	71,967	128,107	157,577	60,770	218,347	73,434	65,267	357,048
Earnings from continuing operations	$239,241	$280,130	$519,371	$602,102	$246,587	$848,689	$312,896	$238,383	$1,399,968

SEGMENT EARNINGS MARGIN
Engineered Products	17.3%	19.4%	18.4%	18.8%	18.3%	18.5%	19.1%	20.8%	19.2%
Clean Energy & Fueling	17.4%	19.7%	18.6%	15.7%	18.9%	17.3%	19.9%	19.6%	18.6%
Imaging & Identification	27.7%	26.3%	27.0%	25.3%	26.4%	25.8%	27.2%	27.3%	26.5%
Pumps & Process Solutions	30.6%	30.6%	30.6%	25.5%	28.8%	27.1%	29.3%	29.7%	28.3%
Climate & Sustainability Technologies	15.0%	18.6%	16.9%	13.9%	18.1%	16.2%	17.6%	12.9%	15.9%
Total segment earnings margin	22.0%	23.2%	22.6%	19.7%	22.2%	21.0%	22.6%	22.2%	21.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] (Gain) loss on dispositions, including post-closing adjustments.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
Adjusted earnings from continuing operations:
Earnings from continuing operations	$239,241	$280,130	$519,371	$602,102	$246,587	$848,689	$312,896	$238,383	$1,399,968
Purchase accounting expenses, pre-tax [1]	49,104	51,123	100,227	44,187	44,332	88,519	48,356	49,366	186,241
Purchase accounting expenses, tax impact [2]	(10,919)	(11,367)	(22,286)	(9,711)	(9,760)	(19,471)	(10,633)	(10,911)	(41,015)
Restructuring and other costs, pre-tax [3]	9,397	23,210	32,607	23,971	11,590	35,561	16,581	32,841	84,983
Restructuring and other costs, tax impact [2]	(1,887)	(4,642)	(6,529)	(4,734)	(2,479)	(7,213)	(3,465)	(6,864)	(17,542)
(Gain) loss on dispositions, pre-tax [4]	(2,468)	(2,176)	(4,644)	(529,943)	663	(529,280)	(68,633)	115	(597,798)
(Gain) loss on dispositions, tax-impact [2]	689	435	1,124	114,973	(144)	114,829	18,889	1,695	135,413
Adjusted earnings from continuing operations	$283,157	$336,713	$619,870	$240,845	$290,789	$531,634	$313,991	$304,625	$1,150,250

Adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$1.73	$2.03	$3.76	$4.30	$1.78	$6.10	$2.26	$1.72	$10.09
Purchase accounting expenses, pre-tax [1]	0.36	0.37	0.73	0.32	0.32	0.64	0.35	0.36	1.34
Purchase accounting expenses, tax impact [2]	(0.08)	(0.08)	(0.16)	(0.07)	(0.07)	(0.14)	(0.08)	(0.08)	(0.30)
Restructuring and other costs, pre-tax [3]	0.07	0.17	0.24	0.17	0.08	0.26	0.12	0.24	0.61
Restructuring and other costs, tax impact [2]	(0.01)	(0.03)	(0.05)	(0.03)	(0.02)	(0.05)	(0.03)	(0.05)	(0.13)
(Gain) loss on dispositions, pre-tax [4]	(0.02)	(0.02)	(0.03)	(3.79)	—	(3.80)	(0.50)	—	(4.31)
(Gain) loss on dispositions, tax-impact [2]	—	—	0.01	0.82	—	0.83	0.14	0.01	0.98
Adjusted diluted earnings per share from continuing operations	$2.05	$2.44	$4.49	$1.72	$2.10	$3.82	$2.27	$2.20	$8.29

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period. The tax impact of the (gain) loss on dispositions in Q4 2024 reflects updated tax information related to a Q3 2024 disposition.

[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q2 2025 and YTD 2025 include $4.0 million in costs associated with a product line exit and Q1 2024 and FY 2024 include $3.4 million of non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

[4] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and a $0.7 million loss and $1.1 million gain recorded as post-closing adjustments in Q2 2024 and Q4 2024, respectively, on the disposition of De-Sta-Co in the Engineered Products segment. Additionally, a gain of $68.6 million was recorded in Q3 2024 and a $1.2 million post-closing adjustment (reduction to the gain) in Q4 2024 on the disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$44,114	$53,511	$97,625	$62,532	$52,095	$114,627	$56,621	$59,989	$231,237
Other depreciation and amortization [1]	4,800	5,141	9,941	4,785	4,778	9,563	4,829	4,867	19,259
Adjusted segment EBITDA [2]	48,914	58,652	107,566	67,317	56,873	124,190	61,450	64,856	250,496
Adjusted segment EBITDA margin [2]	19.2%	21.3%	20.3%	20.2%	19.9%	20.1%	20.8%	22.5%	20.8%

Clean Energy & Fueling:
Segment earnings	$85,644	$107,771	$193,415	$69,675	$87,536	$157,211	$99,536	$103,246	$359,993
Other depreciation and amortization [1]	8,578	8,961	17,539	7,921	7,627	15,548	8,310	8,118	31,976
Adjusted segment EBITDA [2]	94,222	116,732	210,954	77,596	95,163	172,759	107,846	111,364	391,969
Adjusted segment EBITDA margin [2]	19.2%	21.4%	20.3%	17.4%	20.6%	19.0%	21.5%	21.1%	20.2%

Imaging & Identification:
Segment earnings	$77,575	$76,937	$154,512	$69,959	$75,786	$145,745	$77,247	$78,715	$301,707
Other depreciation and amortization [1]	4,093	4,229	8,322	3,733	3,271	7,004	3,905	3,739	14,648
Adjusted segment EBITDA [2]	81,668	81,166	162,834	73,692	79,057	152,749	81,152	82,454	316,355
Adjusted segment EBITDA margin [2]	29.2%	27.8%	28.5%	26.6%	27.5%	27.1%	28.6%	28.6%	27.8%

Pumps & Process Solutions:
Segment earnings	$151,275	$159,504	$310,779	$118,737	$137,217	$255,954	$138,277	$142,375	$536,606
Other depreciation and amortization [1]	12,601	13,131	25,732	12,139	12,637	24,776	12,651	12,623	50,050
Adjusted segment EBITDA [2]	163,876	172,635	336,511	130,876	149,854	280,730	150,928	154,998	586,656
Adjusted segment EBITDA margin [2]	33.2%	33.2%	33.2%	28.1%	31.4%	29.8%	31.9%	32.3%	31.0%

Climate & Sustainability Technologies:
Segment earnings	$52,119	$77,262	$129,381	$50,759	$79,127	$129,886	$76,015	$44,974	$250,875
Other depreciation and amortization [1]	7,325	7,605	14,930	7,275	7,220	14,495	7,048	7,596	29,139
Adjusted segment EBITDA [2]	59,444	84,867	144,311	58,034	86,347	144,381	83,063	52,570	280,014
Adjusted segment EBITDA margin [2]	17.1%	20.4%	18.9%	15.9%	19.8%	18.0%	19.3%	15.1%	17.7%

Total Segments:
Total segment earnings [2,3]	$410,727	$474,985	$885,712	$371,662	$431,761	$803,423	$447,696	$429,299	$1,680,418
Other depreciation and amortization [1]	37,397	39,067	76,464	35,853	35,533	71,386	36,743	36,943	145,072
Total Adjusted segment EBITDA [2]	448,124	514,052	962,176	407,515	467,294	874,809	484,439	466,242	1,825,490
Total Adjusted segment EBITDA margin [2]	24.0%	25.1%	24.6%	21.6%	24.0%	22.8%	24.4%	24.2%	23.6%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
Earnings from continuing operations	$239,241	$280,130	$519,371	$602,102	$246,587	$848,689	$312,896	$238,383	$1,399,968
Provision for income taxes	56,140	71,967	128,107	157,577	60,770	218,347	73,434	65,267	357,048
Earnings before provision for income taxes	295,381	352,097	647,478	759,679	307,357	1,067,036	386,330	303,650	1,757,016
Interest income	(20,254)	(17,935)	(38,189)	(4,756)	(4,081)	(8,837)	(5,176)	(23,145)	(37,158)
Interest expense	27,608	26,791	54,399	36,365	32,374	68,739	34,128	28,304	131,171
Corporate expense / other [1]	51,959	41,875	93,834	42,159	39,526	81,685	36,110	38,168	155,963
(Gain) loss on dispositions [2]	(2,468)	(2,176)	(4,644)	(529,943)	663	(529,280)	(68,633)	115	(597,798)
Restructuring and other costs [3]	9,397	23,210	32,607	23,971	11,590	35,561	16,581	32,841	84,983
Purchase accounting expenses [4]	49,104	51,123	100,227	44,187	44,332	88,519	48,356	49,366	186,241
Total segment earnings [5]	410,727	474,985	885,712	371,662	431,761	803,423	447,696	429,299	1,680,418
Add: Other depreciation and amortization [6]	37,397	39,067	76,464	35,853	35,533	71,386	36,743	36,943	145,072
Total adjusted segment EBITDA [5]	$448,124	$514,052	$962,176	$407,515	$467,294	$874,809	$484,439	$466,242	$1,825,490

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

[2] (Gain) loss on dispositions, including post-closing adjustments.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[5] Refer to Non-GAAP Disclosures section for definition.
[6] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)

Non-GAAP Reconciliations

Revenue Growth Factors

	2025
	Q2	Q2 YTD
Organic
Engineered Products	(5.1)%	(6.7)%
Clean Energy & Fueling	8.0%	5.0%
Imaging & Identification	—%	1.9%
Pumps & Process Solutions	3.9%	5.2%
Climate & Sustainability Technologies	(5.6)%	(4.8)%
Total Organic	0.9%	0.7%
Acquisitions	3.0%	2.7%
Dispositions	—%	(1.3)%
Currency translation	1.3%	0.1%
Total*	5.2%	2.2%
* Totals may be impacted by rounding.

	2025
	Q2	Q2 YTD
Organic
United States	3.9%	1.9%
Europe	0.2%	(1.7)%
Asia	(0.6)%	3.7%
Other Americas	(19.3)%	(10.3)%
Other	20.8%	16.3%
Total Organic	0.9%	0.7%
Acquisitions	3.0%	2.7%
Dispositions	—%	(1.3)%
Currency translation	1.3%	0.1%
Total*	5.2%	2.2%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2025 Guidance for Earnings per Share from Continuing Operations (GAAP)	$8.00		$8.20
Purchase accounting expenses, net		1.19
Restructuring and other costs, net		0.19
Gain on dispositions, net		(0.03)
2025 Guidance for Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$9.35		$9.55

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
Net Cash Flows Provided By (Used In):
Operating activities	$157,474	$212,340	$369,814	$146,456	$149,181	$295,637	$353,244	$438,952	$1,087,833
Investing activities	(74,186)	(681,584)	(755,770)	432,416	33,215	465,631	(402,512)	(90,102)	(26,983)
Financing activities	(122,234)	(84,235)	(206,469)	(80,782)	(830,657)	(911,439)	92,994	(453,228)	(1,271,673)

Quarterly Free Cash Flow (Non-GAAP)

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
Cash flow from operating activities[1]	$157,474	$212,340	$369,814	$146,456	$149,181	$295,637	$353,244	$438,952	$1,087,833
Less: Capital expenditures	(48,192)	(60,932)	(109,124)	(40,050)	(35,822)	(75,872)	(37,754)	(53,907)	(167,533)
Free cash flow	$109,282	$151,408	$260,690	$106,406	$113,359	$219,765	$315,490	$385,045	$920,300

Cash flow from operating activities as a percentage of revenue	8.4%	10.4%	9.4%	7.8%	7.7%	7.7%	17.8%	22.7%	14.0%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	55.6%	63.1%	59.7%	60.8%	51.3%	55.6%	112.5%	144.1%	94.6%

Free cash flow as a percentage of revenue	5.9%	7.4%	6.7%	5.6%	5.8%	5.7%	15.9%	20.0%	11.9%

Free cash flow as a percentage of adjusted earnings from continuing operations	38.6%	45.0%	42.1%	44.2%	39.0%	41.3%	100.5%	126.4%	80.0%

1 Q2, Q3, Q4 and FY 2024 include income tax payments of $56.0 million, $24.0 million, $23.4 million and $103.4 million, respectively, related to the gain on the disposition of De-Sta-Co. Q4 and FY 2024 also include income tax payments of $20.4 million related to the sale of a minority owned equity method investment.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2025			2024
	Q1	Q2	Q2 YTD	Q1	Q2	Q2 YTD	Q3	Q4	FY 2024
BOOKINGS

Engineered Products	$264,538	$276,571	$541,109	$329,925	$280,542	$610,467	$284,823	$276,487	$1,171,777
Clean Energy & Fueling	543,859	526,819	1,070,678	471,610	442,086	913,696	507,329	517,470	1,938,495
Imaging & Identification	288,169	292,092	580,261	278,433	288,641	567,074	281,289	295,784	1,144,147
Pumps & Process Solutions	499,287	530,158	1,029,445	473,632	461,426	935,058	448,074	473,548	1,856,680
Climate & Sustainability Technologies	395,623	384,246	779,869	453,086	406,269	859,355	332,503	378,774	1,570,632
Intersegment eliminations	(1,892)	(1,295)	(3,187)	(791)	(1,591)	(2,382)	(1,065)	(2,578)	(6,025)
Total consolidated bookings	$1,989,584	$2,008,591	$3,998,175	$2,005,895	$1,877,373	$3,883,268	$1,852,953	$1,939,485	$7,675,706

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings from continuing operations per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings per share from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metric in monitoring the performance of the business. We believe the operational metric is useful to investors and other users of our financial information in assessing the performance of our segments.